FIRST AMENDMENT
                                       TO
                                 LEASE AGREEMENT

     This First Amendment to Lease Agreement (this "Agreement") is entered into the 14th day of May, 1996 (the "Effective Date"), between GENEVA STEEL COMPANY, a Utah corporation ("Landlord") and COVOL TECHNOLOGIES, INC., a Delaware corporation formerly doing business as Environmental Technologies Group International, Inc. ("Tenant").

                                    Recitals:

         A. Landlord and Tenant entered into a certain Lease Agreement dated May 12, 1995, (the "Lease Agreement'), wherein Tenant agreed to lease from Landlord certain Premises located in Utah County, as such Premises are more fully described in the Lease Agreement

         B.  The parties desire to amend the Lease Agreement as provided herein.

                                   Amendment:

         NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Landlord agree to amend the Lease Agreement as follows:

         1. Definitions. The capitalized terms used in this Amendment shall have the same meanings ascribed in such terms in the Lease Agreement.

         2. Services Agreement. From and after the Effective Date, the "Services Agreement" referred to in Article I of the Lease Agreement shall refer to that certain Amended and Restated Briquetting Services Agreement dated as of May 14, 1996.

         3. Maintenance of Premises. The last sentence of Section 6.02 of the Lease Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

                  Landlord shall have no obligation to repair or maintain the Premises, Landlord's obligation being limited solely to the payment of any Fee due pursuant to Section 5 of the Services Agreement.

         4.       Utilities.  The  reference to "Section 6" in the first line of
Article VIII of the Lease Agreement is hereby changes to refer to "Section 10."




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         5.       Entire  Agreement.  The  phrase  "and  the  Technology  Rights
Agreement referred to therein," in the first sentence of Section 17.02 of the Lease Agreement is hereby deleted.

         6. Notices. Section 22 of the Lease Agreement is hereby amended to provide that notices to Tenant shall be sent in the manner provided in the Lease Agreement addressed as follows:

                  Steven Brown
                  COVOL Technologies, Inc.
                  3280 North Frontage Road
                  Lehi, Utah 84043
                  Telecopier No.: 768-4483

         7. Benefit. This Amendment is for the sole benefit of the parties hereto and shall not be for the benefit or enforceable by any other person or entity.

         8. Ratification. Except as specifically modified herein, the parties hereby ratify and reaffirm the terms, conditions, warranties and guarantees set forth in the Lease Agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                             "Tenant"

                                      COVOL   TECHNOLOGIES,   INC.,  a  Delaware
                                      corporation      formerly     known     as
                                      Environmental Technologies  International,
                                      Inc.


                                      By  /s/ Ken Young
                                      Its President

                            "Landlord"

                                      GENEVA STEEL COMPANY, a Utah
                                      corporation


                                      By  /s/ Max Sorenson
                                      Its Sr. Vice President Engineering &
                                          Technology